Exhibit 2.1

EXCHANGE AGREEMENT
by and among

SMSA PALESTINE ACQUISITION CORP.

SINO ORIENTAL AGRICULTURE GROUP LIMITED

and

THE SHAREHOLDERS OF SINO ORIENTAL AGRICULTURE GROUP LIMITED

Dated as of August 20, 2010

TABLE OF CONTENTS

Exhibit A                      Schedule of Sino Oriental Shareholders
Exhibit B                      Form of Officer and Director Resignation and Release

EXCHANGE AGREEMENT

This Exchange Agreement ("Agreement"), is made and entered into as of August 20, 2010, by and among SMSA Palestine Acquisition Corp., a Nevada corporation ("SMSAP"), Sino Oriental Agriculture Group Limited, a British Virgin Islands company ("Sino Oriental"), and the shareholders of Sino Oriental whose names appear on the signature pages below (the "Shareholders") with respect to the following facts:

A.           Sino Oriental has 50,000 ordinary shares issued and outstanding (the "Sino Oriental Shares"), all of which are held by the Shareholders.

B.           The Shareholders have agreed to transfer all of the Sino Oriental Shares in exchange for 11,685,617 newly issued shares of the Common Stock, $0.001 par value, of SMSAP (the "SMSAP Shares").

C.           The Board of Directors of each of SMSAP and Sino Oriental has determined that it is desirable to affect this plan of reorganization and share exchange.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 The Exchange

.  On the terms and subject to the conditions of this Agreement, SMSAP shall issue and deliver to the Shareholders the SMSAP Shares and the Shareholders shall transfer and deliver to SMSAP the Sino Oriental Shares.

Section 1.2 Closing Deliveries and Transactions

.  Concurrently with the execution and delivery of this Agreement, the following transactions have taken place, which transactions shall be deemed as having taken place simultaneously:

(a) SMSAP has delivered to Sino Oriental, as agent for the Shareholder, the following documents:

(i) Validly executed stock certificates representing the SMSAP Shares duly registered in the name of each Shareholder and in such amounts as are set forth on Exhibit A attached hereto;

(ii) Certificate of good standing from the Secretary of State of the State of Nevada, dated at or about the date of this Agreement, to the effect that SMSAP is in good standing under the laws of said state;

(iii) Certified copy of the Articles of Incorporation of SMSAP, as certified by the Secretary of State of the State of Nevada at or about the date of this Agreement;

(iv) Secretary's certificate duly executed by SMSAP's secretary attaching and attesting to the accuracy of: (A) the bylaws of SMSAP, (B) the resolutions of SMSAP's board of directors issuing and allotting the SMSAP Shares to the Shareholders subject to the provisions hereof, approving the transactions contemplated hereby, including the Exchange, and (C) an incumbency certificate signed by all of the executive officers of SMSAP dated at or about the date of this Agreement;

(v) Resignation and release agreements, substantially in the form attached hereto as Exhibit B from current officers and directors of SMSAP; and

(vi) All corporate books and records of SMSAP.

(b) Sino Oriental has delivered, or cause to be delivered, to SMSAP the following documents:

(i) Certificate of good standing from the relevant government authority, dated at or about the date of this Agreement, to the effect that Sino Oriental is in good standing under the laws of the British Virgin Islands;

(ii) Certified copy of the Memorandum of Association of Sino Oriental, as amended to date certified by the relevant government authority at or about the date of this Agreement;

(iii) Secretary's certificate duly executed by Sino Oriental's secretary attaching and attesting to the accuracy of: (A) the bylaws of Sino Oriental, (B) the resolutions of Sino Oriental's board of directors, approving the transactions contemplated hereby, including the Exchange, and (C) an incumbency certificate signed by all of the executive officers of Sino Oriental dated at or about the date of this Agreement;

(iv) Such other documents as SMSAP may reasonably request.

(c) The Shareholders have delivered to SMSAP validly executed stock certificates for the Sino Oriental Shares, each duly endorsed by the Shareholder to transfer ownership to SMSAP.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SMSAP

SMSAP represents and warrants to Sino Oriental and to each Shareholder, subject to such exceptions as may be specifically set forth in the public reports filed by SMSAP on the SEC's EDGAR database, that the statements contained in this Article II are true and correct as of the date of this Agreement:

Section 2.1 Organization and Qualification.  SMSAP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  SMSAP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.  To SMSAP's Knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 2.2 Subsidiaries.  SMSAP has no subsidiaries and is not a participant in any joint venture, partnership, or similar arrangement.

Section 2.3 Authorization.  SMSAP has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 2.4 Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by SMSAP and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of SMSAP, in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 2.5 No Conflict.  The execution and delivery of this Agreement by SMSAP, the performance by SMSAP of its obligations hereunder, and the consummation of the Exchange, will not: (i) conflict with SMSAP's Articles of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to SMSAP or any of the properties or assets of SMSAP; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of SMSAP, or result in the creation or imposition of any Lien upon any properties, assets or business of SMSAP under, any Contract or any order, judgment or decree to which SMSAP is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on SMSAP, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 2.6 Required Filings and Consents.  The execution and delivery of this Agreement by SMSAP does not, and the performance of this Agreement by SMSAP will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to SMSAP except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("Blue Sky Laws"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SMSAP, or would not prevent or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 2.7 Capitalization.  The authorized capital stock of SMSAP consists of (i) 10,000,000 shares of Preferred Stock par value $0.001, none of which are currently outstanding, and (ii) 100,000,000 shares of Common Stock, $0.001 par value, of which 1,104,732 shares of Common Stock are issued and outstanding as of the date of this Agreement.  Except for the transactions contemplated by this Agreement, there are no other share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from SMSAP any shares of capital stock of SMSAP and there are no contracts or commitments providing for the issuance of, or the granting of rights to acquire, any shares of capital stock of SMSAP or under which SMSAP is, or may become, obligated to issue any of its securities.  The issuance and sale of the SMSAP Shares will not obligate SMSAP to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of SMSAP securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

Section 2.8 Status of SMSAP Shares.  The SMSAP Shares, when issued and allotted at the Closing in exchange for Sino Oriental Shares: (i) will be duly authorized, validly issued, fully paid, nonassessable, (ii) will be issued in compliance with all applicable laws concerning the issuance of securities, (iii) will have the rights, preferences, privileges, and restrictions set forth in SMSAP's charter and bylaws, (iv) will be free and clear of any Liens of any kind and (v) will be duly registered in the name of the Shareholder, in SMSAP's stockholders ledger.

Section 2.9 SEC Reports and Financial Statements.  SMSAP has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof prior to the date hereof, the "SEC Documents").  As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, including any financial statements or schedules included therein: (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) were complete and accurate in all material respects, and (iii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

Section 2.10 Financial Statements.  Each of the financial statements (the "SMSAP Financial Statements") included in the SEC Documents including but not limited to the audited financial statements for the years ended December 31, 2008 and December 31, 2009 and the unaudited financial statements for the three month period ended June 30, 2010: (i) have been (or will be) filed in accordance with any applicable law and prepared from, and are in accordance with, the books and records of SMSAP, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present the financial positions and the results of operations and cash flows of SMSAP as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

Section 2.11 No Undisclosed Assets or Liabilities.  Except as disclosed in the SMSAP Financial Statements, SMSAP does not have any liabilities, indebtedness or obligations, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due (collectively, "Liabilities"), except for current expenses incurred in the ordinary course of business, not to exceed $25,000 in amount.  There is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, including without limitation any liabilities for foreign, federal, state, local or other taxes (including deficiencies, interest and penalties).

Section 2.12 No Material Contracts.  SMSAP is not a party to, and is not bound by or obligated under, any Material Contract.

Section 2.13 Intellectual Property Rights.  SMSAP has or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights").  SMSAP has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the rights of any Person.  To SMSAP's Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  SMSAP has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.14 Litigation.  There is no action pending or, to the Knowledge of SMSAP, threatened against SMSAP that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against SMSAP, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.  There has not been, and to the Knowledge of SMSAP, there is not pending or contemplated, any investigation by SEC involving SMSAP or any current or former director or officer of SMSAP.

Section 2.15 Taxes.  SMSAP has filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and SMSAP has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to SMSAP's Knowledge, against SMSAP or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon SMSAP's assets.

Section 2.16 Registration.  No order revoking the registration of SMSAP or the Common Stock under the Exchange Act has been issued by any court, securities commission or regulatory authority in the United States and no proceedings for such purpose are pending or, to the Knowledge of SMSAP, after reasonable inquiry, threatened.

Section 2.17 Listing and Maintenance Requirements.  The Common Stock is registered under Section 12(g) of the Exchange Act, and SMSAP has taken no action designed to, or which to the knowledge of SMSAP is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has SMSAP received any notification that the SEC is contemplating terminating such registration.  The Common Stock is eligible for trading on the OTC Bulleting Board under the symbol "SMPN".  SMSAP has not, in the past twelve months, received notice from the OTC Bulletin Board to the effect that SMSAP is not in compliance with the listing or maintenance requirements of the OTC Bulletin Board.  SMSAP is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 2.18 Books and Records. The books and records, financial and others, of SMSAP are complete and correct in all material respects and have been maintained in accordance with good business accounting practices.

Section 2.19 Compliance.  SMSAP is in compliance with all foreign, federal, state and local laws and regulations of any Governmental Authority, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  SMSAP has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  SMSAP does not, and is not require to, hold any permits, licenses or franchises from Governmental Authorities.

Section 2.20 Absence of Certain Changes.  Since the date of the most recent balance sheet in the SMSAP Financial Statements, SMSAP has not:

(a) sold or otherwise issued any shares of capital stock;

(b) acquired any assets or incurred any Liabilities;

(c) amended its certificate of incorporation or bylaws;

(d) waived any rights of value which in the aggregate are extraordinary or material considering the business of SMSAP;

(e) made any material change in its method of management, operation or accounting;

(f) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(g) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities;

(h) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

(i) become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of SMSAP or become subject to any change or development in, or effect on, SMSAP that has or could reasonably be expected to have a Material Adverse Effect; or

(j) entered into any agreement to take any action described in clauses (a) through (j) above.

Section 2.21 Material Transactions or Affiliations.  Except as described in the SEC Documents, there is no contract, agreement or arrangement between SMSAP and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by SMSAP to own beneficially, five percent or more of the issued and outstanding Common Stock and which is to be performed in whole or in part after the date hereof.  SMSAP has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.22 Employees.  SMSAP is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, except where any failure to comply would not constitute a Material Adverse Effect. There are no proceedings pending or, to SMSAP's knowledge, reasonably expected or threatened, between SMSAP, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to SMSAP's knowledge, reasonably expected or threatened, against SMSAP under any workers' compensation or long term disability plan or policy. SMSAP has no unsatisfied obligations that would have a Material Adverse Effect on SMSAP to any employees, former employees, or qualified beneficiaries pursuant to any employee benefit plans, COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

Section 2.23 Previous Sales of Securities.  Since inception, SMSAP has sold Common Stock to investors only in registered offerings or reliance upon applicable exemptions from the registration requirements under any applicable law including the laws of the United States and any applicable states and all such sales were made in accordance with the laws of said jurisdictions. SMSAP has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

Section 2.24 Brokers and Finders.  Neither SMSAP, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which SMSAP has or could have any liability after the Closing.

Section 2.25 Disclosure.  There is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of SMSAP and/or its subsidiaries that has not been disclosed in writing to Sino Oriental and/or Shareholder by SMSAP.  No representation or warranty of SMSAP in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SINO ORIENTAL

Sino Oriental represents and warrants to SMSAP that the statements contained in this Article III are true and correct as of the date of this Agreement:

Section 3.1 Organization and Qualification.  Sino Oriental is duly organized and validly existing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect.  Sino Oriental is duly qualified to do business as a foreign corporation in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified as would not have a Material Adverse Effect.  To Sino Oriental's Knowledge, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.2 Subsidiaries.  Sino Oriental owns all of the outstanding capital stock of Misaky Industrial Limited, a Hong Kong company, which in turn owns all of the equity in Fujian Yada Group Co., Ltd, Fujian Yaxin Food Co., Ltd, Fujian Xinda Food Co., Ltd and Fujian Shengda Importing and Exporting Trade Co., Ltd  (collectively, the "Subsidiaries").  With respect to the representations in Sections 3.5, 3.6 and 3.10 through 3.20 below, each reference to Sino Oriental shall be deemed to include Sino Oriental and each of the Subsidiaries.

Section 3.3 Authorization.  Sino Oriental has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Exchange.

Section 3.4 Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by Sino Oriental and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of Sino Oriental, in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 3.5 No Conflict. The execution and delivery of this Agreement by Sino Oriental, the performance by Sino Oriental of its obligations hereunder, and the consummation of the Exchange, will not: (i) conflict with Sino Oriental's charter documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Sino Oriental or any of its properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Sino Oriental, or result in the creation or imposition of any Lien upon any properties, assets or business of Sino Oriental under, any Material Contract or any order, judgment or decree to which Sino Oriental is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) or (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on Sino Oriental, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 3.6 Required Filings and Consents. The execution and delivery of this Agreement by Sino Oriental do not, and the performance of this Agreement by Sino Oriental will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, with respect to Sino Oriental, except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act, and Blue Sky Laws; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Sino Oriental, or materially delay consummation of the Exchange or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 3.7 Capitalization.  The authorized capital stock of Sino Oriental is 50,000 shares of ordinary shares, US$1.00 par value, of which 50,000 shares are issued and outstanding.  All Sino Oriental Shares outstanding as of the date of this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights.

Section 3.8 Financial Statements. Sino Oriental has previously furnished to SMSAP true and complete copies of the audited financial statements of Sino Oriental for the years ended December 31, 2009 and 2008, and the unaudited financial statements for the three month period ended June 30, 2010 (all of such financial statements of Sino Oriental collectively, the "Sino Oriental Financial Statements").  The Sino Oriental Financial Statements (including the notes thereto) (i) have been prepared from and in accordance with the books and records of Sino Oriental, and (ii) present fairly in all material respects the financial position and results of operations and cash flows of Sino Oriental at the date or for the period set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein).

Section 3.9 No Undisclosed Liabilities.  Except as disclosed in the Sino Oriental Financial Statements, Sino Oriental has no material liabilities, indebtedness or obligations, except those that have been incurred in the ordinary course of business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, indebtedness or obligation.

Section 3.10 Title to Assets.  Sino Oriental has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by them that is material to the operation of its business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Sino Oriental is held under valid, subsisting and enforceable leases with which Sino Oriental is in compliance in all material respects.

Section 3.11 Intellectual Property.  Sino Oriental has or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights").  Sino Oriental has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the rights of any Person.  To Sino Oriental's Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  Sino Oriental has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12 Insurance.  Sino Oriental is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which Sino Oriental is engaged.  Sino Oriental does have any Knowledge of any facts or circumstances which would cause it Company or such Subsidiary to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.13 Material Contracts.  Each Sino Oriental Material Contract (i) is legal, valid, binding and enforceable and in full force and effect with respect to Sino Oriental, and to Sino Oriental's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii)  will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.  Neither Sino Oriental nor, to Sino Oriental's  knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Sino Oriental or, to Sino Oriental's knowledge, by any such other party, or permit termination, modification or acceleration, under the Sino Oriental Material Agreement.

Section 3.14 Litigation.  There is no action pending or, to the knowledge to Sino Oriental, threatened against Sino Oriental or any of the Subsidiaries that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Sino Oriental or any of the Subsidiaries, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 3.15 Taxes.  Sino Oriental has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and Sino Oriental has timely paid (or has had paid on its behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it.  No deficiency for a material Tax has been asserted in writing or otherwise, to Sino Oriental's Knowledge, against Sino Oriental, or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith.  There are no material Liens for Taxes upon Sino Oriental's assets.

Section 3.16 Compliance.  Sino Oriental is in compliance with all federal, state and local laws and regulations of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  Sino Oriental has not received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect.  Sino Oriental holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.17 Absence of Certain Changes.  Since the date of the most recent Sino Oriental Financial Statements:

(a) there has been no change or development in, or effect on, Sino Oriental that has or could reasonably be expected to have a Material Adverse Effect;

(b) Sino Oriental has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business;

(c) Sino Oriental has not paid any dividends or distributed any of its assets to any of its stockholders;

(d) Sino Oriental has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business;

(e) Sino Oriental has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and

(f) Sino Oriental has not entered into any agreement to take any action described in clauses (a) through (f) above.

Section 3.18 Material Transactions or Affiliations.  Except for employment agreements, stock option agreements, and deferred compensation plans, there is no contract, agreement or arrangement between Sino Oriental and any person who was, at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Sino Oriental to own beneficially, five percent or more of its issued and outstanding common stock or preferred stock and which is to be performed in whole or in part after the date hereof.  Sino Oriental has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 3.19 Employees.  Sino Oriental is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, except where any failure to comply would not constitute a Material Adverse Effect. There are no proceedings pending or, to Sino Oriental's knowledge, reasonably expected or threatened, between Sino Oriental, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to Sino Oriental's knowledge, reasonably expected or threatened, against Sino Oriental under any workers' compensation or long term disability plan or policy. Sino Oriental has no unsatisfied obligations that would have a Material Adverse Effect on Sino Oriental to any employees, former employees, or qualified beneficiaries pursuant to any employee benefit plans, or any state law governing health care coverage extension or continuation.

Section 3.20 Principals of Sino Oriental.  During the past ten years, no officer or director of Sino Oriental has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 3.21 Brokers and Finders.  Neither, Sino Oriental nor any of its officers, directors, employees or managers, have employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees, advisory fees or consulting fees in connection with the Exchange for which SMSAP has or could have any liability.

Section 3.22 Disclosure.  There is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of Sino Oriental that has not been disclosed in writing to SMSAP by Sino Oriental.  No representation or warranty of Sino Oriental in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Each of the Shareholders, severally and not jointly, represents and warrants to SMSAP that the statements contained in this Article IV are true and correct as to such Shareholder as of the date of this Agreement and will be true and correct as of the date of this Agreement:

Section 4.1 Authorization.  The Shareholder has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 4.2 Validity and Effect of Agreement.  This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 4.3 No Breach or Violation. The execution, delivery and performance by the Shareholder of this Agreement and each other document to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with (i) the certificate of incorporation or bylaws of the Shareholder, if applicable, or (ii) any agreement to which the Shareholder is a party, or by which the Sino Oriental Shares are bound or affected.

Section 4.4 Consents and Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to, any Government Authority or any other Person is necessary to be obtained, made or given by the Shareholder in connection with the execution, delivery and performance of this Agreement or any other document to which it is a party or for the consummation by such Shareholder of the transactions contemplated hereby or thereby.

Section 4.5 Title.  The Shareholder owns the Sino Oriental Shares free and clear of any Lien.  The Sino Oriental Shares identified on Schedule I represent such Shareholder's entire ownership interest in Sino Oriental.

Section 4.6 Investor Status.  The Shareholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Section 4.7 No Government Review.  The Shareholder understands that neither the SEC nor any securities commission or other Governmental Authority of any state, country or other jurisdiction has approved the issuance of the SMSAP Shares or passed upon or endorsed the merits of the SMSAP Shares, or the Exchange Agreement or any of the other documents relating to the Exchange (collectively, the "Offering Documents"), or confirmed the accuracy of, determined the adequacy of, or reviewed the Exchange Agreement or the other Offering Documents.

Section 4.8 Investment Intent.  The Shareholder is acquiring the SMSAP Shares for its own account and for investment purposes.  The Shareholder does not have any present intention of selling, granting any participation in or otherwise distributing the SMSAP Shares.  The Shareholder acknowledges that it is able to bear the economic risks of an investment in the SMSAP Shares for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

Section 4.9 Access to Information.  The Shareholder acknowledges that it has had access to and has reviewed all documents and records relating to SMSAP, including, but not limited to, the SEC Documents, that it has deemed necessary in order to make an informed investment decision with respect to an investment in SMSAP.  The Shareholder has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon SMSAP for legal or tax advice related to this investment.  In making its decision to acquire the SMSAP Shares, the Shareholder has not relied upon any information other than information contained in this Agreement and in the other Offering Documents.

Section 4.10 Restrictions on Transfer.  The Shareholder understands that the SMSAP Shares have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In connection with any transfer of the SMSAP Shares the Shareholder shall furnish SMSAP with an opinion of counsel, reasonably acceptable to SMSAP, stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale.

Section 4.11 Legends.  The Shareholder understands that the certificates representing the SMSAP Shares shall have endorsed thereon the following legend, and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent of the SMSAP Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Section 4.12 Reliance on Representations.  The Shareholder understands that SMSAP Shares are being offered and sold to the Shareholder in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that SMSAP is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder in this Agreement in order to determine the availability of such exemptions and the eligibility of the Shareholder to acquire the SMSAP Shares.

Section 4.13 Placement and Finder's Fees.  No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of the Shareholder or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreements, arrangements or understanding made by or on behalf of the Shareholder.

Section 4.14 Disclosure.  No representation or warranty of the Shareholder in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification between the Parties.

(a) Notwithstanding any other indemnification provision hereunder, SMSAP (in this context, the "Indemnifying Party") shall indemnify and hold harmless Sino Oriental and its officers, directors and each of the Shareholders (in this context an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by SMSAP at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the date of this Agreement, (ii) any breach or nonfulfillment of any covenants or agreements made by SMSAP, (iii) any misrepresentation made by SMSAP, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by SMSAP pursuant hereto or in connection with the Exchange, (iv) any untimely filing of or inaccuracy in, any SEC Document, and (v) the operations and liabilities of SMSAP and/or any of its subsidiaries, whether known or unknown, arising out of any action, omission and/or period of time preceding the date of this Agreement, including but not limited to any taxes levied with respect to same.

(b) Notwithstanding any other indemnification provision hereunder, Sino Oriental (in this context, the "Indemnifying Party") shall indemnify and hold harmless SMSAP and its officers and directors (in this context an "Indemnified Party"), from and against any and all Claims suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by Sino Oriental at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the date of this Agreement, (ii) any breach or nonfulfillment of any covenants or agreements made by Sino Oriental, and  (iii) any misrepresentation made by Sino Oriental, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Sino Oriental pursuant hereto or in connection with the Exchange.

(c) Notwithstanding any other indemnification provision hereunder, each Shareholder (in this context, the "Indemnifying Party"), shall severally and not jointly indemnify and hold harmless Sino Oriental and SMSAP (in this context an "Indemnified Party"), from and against any and all Claims suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by the Shareholder under this Agreement at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the date of this Agreement and (ii) any breach or nonfulfillment of any covenants or agreements made by the Shareholder.

Section 5.2 Indemnification Procedures for Third Party Claims.

(a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Indemnified Party shall give written notice ("Notice of Claim") of such claim or demand to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).  No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

(b) If the claim or demand set forth in the Notice of Claim given by an Indemnified Party is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Notice of Claim is given to notify Indemnified Party in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party.  If the Indemnifying Party elects to defend such third party claim or demand, Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand.  If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense.  In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and expenses of such counsel.  If the Indemnifying Party does not elect to defend such third party claim or demand or do not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c) The Indemnifying Party and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

Section 5.3 Indemnification Procedures for Non-Third Party Claims

.  In the event any Indemnified Party should have an indemnification claim against the Indemnifying Party under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail.  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that Indemnifying Party has been actually prejudiced by such failure.  If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnifying Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VII and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined.  If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, Sino Oriental and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved through litigation or arbitration.

Section 5.4 Limitations on Indemnification

.  No claim for indemnification under this Article VII shall be asserted by, and no liability for such indemnify shall be enforced against, the Indemnifying Party to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim.  In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VII from the Indemnifying Party, such Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered.

Section 5.5 Survival of Representations, Warranties and Covenants

.  The representations and warranties contained herein shall survive the Closing and shall thereupon terminate two (2) years from the Closing.  Any claim for indemnification arising out of the breach of any representation, warranty or covenant must be brought within two years from the Closing.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement.  This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 6.2 Amendment and Modifications.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

Section 6.3 Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, email or other electronic transmission service to the appropriate address or number as set forth below (or any other address duly notified by a party hereto pursuant to the provisions of this Section).

If to SMSAP:
SMSA Palestine Acquisition Corp. Shuinan Industrial Area, Songxi County Fujian Province 353500 China
Attn: Yang Yongjie
Phone: (86) 0599-5822099
Fax:
Email:

If to Sino Oriental or the Shareholder:	with a copy to:
Sino Oriental Agriculture Group Ltd.	Sheppard, Mullin, Richter & Hampton LLP
Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road Central Hong Kong	122275 El Camino Real, Suite 200 San Diego, CA 92130 USA Attn: James A. Mercer III, Esq. Phone: (858) 720-7469 Fax: (858) 523-6705 Email: jmercer@sheppardmullin.com
Attn: Cai Yangbo
Phone: (86) 1395987999
Fax:
Email: caiyangbo@gmail.com

Section 6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 6.5 Attorney's Fees. In any legal proceeding arising out of this Agreement the prevailing party shall be entitled to recover its reasonable attorneys fees and costs.

Section 6.6 Certain Definitions. As used herein:

(a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b 2 of the Exchange Act;

(b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the New York, New York;

(c) "Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the date of this Agreement, has been disclosed by Sino Oriental, on the one hand, or SMSAP, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(d) "Contract" shall mean any oral, written or implied contracts, agreements, licenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(f) "GAAP" shall mean generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;

(g) "Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(h) "Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

(i) "Lien" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(j) "Material Adverse Effect" shall mean (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any agreement entered into in connection with this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the party or its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the party's ability to perform in any material respect on a timely basis its obligations under this Agreement;

(k) "Material Contract" shall mean any Contract, other than equipment and furniture leases entered into in the ordinary course of business, where the liabilities or commitments associated therewith exceed $50,000 individually or $100,000 in the aggregate;

(l) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

(m) "SEC" shall mean the Securities and Exchange Commission;

(n) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(o) "Taxes" shall mean all taxes (whether U.S.  federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

Section 6.7 Counterparts

. This Agreement may be executed in two or more counterparts and may be delivered by facsimile or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -- SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be signed by their duly authorized officers hereunto duly authorized, all as of the date first written above.

SMSA PALESTINE ACQUISITION CORP.	SINO ORIENTAL AGRICULTURE GROUP LIMITED

By: /s/ Yang Yongjie	By: /s/ Zhang Youdai
Yang Yongjie	Zhan Youdai
Chief Executive Officer	Director

/s/ Cai Yangbo
Cai Yangbo

AMPLE GOLD INTERNATIONAL LIMITED
By: /s/ William Wong
William Wong

/s/ Wong Ka Wa
Wong Ka Wa

/s/ Chen Mianmian
Chen Mianmian

/s/ Lei Hoiyeung
Lei Hoiyeung

/s/ Huang Shunmian
Huang Shunmian

EXHIBIT A

Schedule of Sino Oriental Shareholders

Name	Address	SMSAP Shares
Cai Yangbo	Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road Central, Hong Kong Tel: 86-13959879999	8,987,027
Ample Gold International Limited	Flat D, 5th Floor, Block B, Ning Yeung Terrace, No. 78 Bonham Road, Hong Kong Tel: 852-9426-1689	615,070
Wong Ka Wa HKID H 351275(6)	Flat D, 5th Floor, Block B, Ning Yeung Terrace, No.78 Bonham Road, Hong Kong Tel: 86-13908058084	230,650
Chen Mianmian HKID R 794080(6)	Flat C, 26th Floor, Block 11, City Garden, 233 Electric Road, North Point, Hong Kong Tel: 86-13960483888	741,150
Li Hoi Yeung HKID P 093332(9)	Flat B1, 1st Floor, Tung Fat Building, Block B, No. 29 Kam Ping Street, Hong Kong Tel: 852-62786255	555,860
Huang Shunmian HK ID R847625(9)	Flat C, 26th Floor, Block 11, City Garden, 233 Electric Road, North Point, Hong Kong Tel: 852-69002599	555,860

EXHIBIT B

SMSA PALESTINE ACQUISITION CORP.

OFFICER AND DIRECTOR RESIGNATION AND RELEASE

This Officer and Director Resignation and Release ("Release") is delivered and effective as of August 20, 2010, by Yang Yongjie ("Officer"), with respect to the following facts:

A.           Officer is the sole director and the Chief Executive Officer, President, Chief Financial Officer and Secretary of of SMSA Palestine Acquisition Corp., a Nevada corporation ("SMSAP") through the date of this Release.

B.           SMSAP and Sino Oriental Agriculture Group Limited, a British Virgin Islands company ("Sino Oriental") are concurrently entering into that certain Exchange Agreement of even date (the "Exchange Agreement"), pursuant to which SMSAP is acquiring all of the outstanding capital stock of Sino Oriental.

C.           As a condition to closing (the "Closing") the Exchange Agreement, Sino Oriental has required that all officers and directors of SMSAP execute and deliver this Release.

D.           Officer will be benefited by the transactions contemplated by the Exchange Agreement and is willing to execute and deliver this Release so that the transactions in the Exchange Agreement will be consummated.
ACCORDINGLY, in consideration of the foregoing premises Officer, intending to be legally bound, agrees as follows:

1. Resignation.  Officer hereby resigns from his employment with SMSAP, and from any officer position that he holds with SMSAP.  Effective on the 10th day following SMSAP's filing of an Information Statement on Schedule 14F-1 announcing the change of control effected under the Exchange Agreement, and its mailing to SMSAP's registered stockholders, Officer hereby resigns his position as a director of SMSAP.

2. Release.  Officer for himself, his heirs, executors, administrators, assigns and successors, fully and forever releases and discharges SMSAP, Sino Oriental and each of its current, former and future parents, subsidiaries, related entities, predecessors, successors, officers, directors, members, agents, employees and assigns (collectively, "Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Officer's employment or position with SMSAP or the cessation of that employment or position.  Notwithstanding the foregoing, nohing herein shall be deemed to be a waiver by Officer of the benefit of any and all indemnity obligations which SMSAP may have to Officer under SMSAP’s articles or bylaws or at law.

3. No Admission of Liability.  This Release and performance of the acts required by it, does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone, and will not be construed for any purpose as an admission of liability, culpability, negligence or wrongdoing by any party and/or by any party's current, former or future parents, subsidiaries, related entities, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

4. Governing Law.  The parties agree that this Release and its terms shall be construed under Nevada law, without regard to any choice of law provisions.

IN WITNESS WHEREOF, The parties have caused this Release to be duly executed as of the date first written above.

____________________________________
Yang Yongjie